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Exhibit 2.1

Agreement and Plan of Merger

 THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 21st day of May 2017, by and among OphthaliX Inc., a Delaware corporation (“OPLI”), Bufiduck Ltd., a corporation established under the laws of the State of Israel and a wholly-owned subsidiary of OPLI (the “Merger Sub”); and Wize Pharma Ltd., a corporation established under the laws of the State of Israel (the “Company”). OPLI, the Merger Sub and the Company are at times collectively referred to herein individually as a “Party” and collectively as the “Parties.”

 RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the Surviving Company, in accordance with the Court Approval and the applicable provisions of the Companies Law, whereby each issued and outstanding ordinary share, without par value, of the Company (the “Company Ordinary Shares”), will be converted into the right to receive a number of shares of common stock of OPLI, par value $0.001 par value (“OPLI Common Stock”) determined as provided herein, such that the Company (as the Surviving Company) will become a direct wholly owned Subsidiary of OPLI;

WHEREAS, the board of directors of the Company has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its shareholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (iii) recommended that the Company’s shareholders approve this Agreement and the Merger;

WHEREAS, the board of directors of OPLI and the Merger Sub (and, in the case of Merger Sub, also OPLI as its sole shareholder) has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of such companies and their respective stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (iii) in the case of Merger Sub, recommended that its sole shareholder approve this Agreement and the Merger and, in the case of OPLI, recommended that its stockholders approve the agenda matters at the OPLI Meeting;

WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement of the Parties to enter into this Agreement, Can-Fite BioPharma Ltd., OPLI’s controlling shareholder (“Can-Fite”), is entering into a voting and undertaking agreement, in substantially the form attached hereto as Exhibit A (the “OPLI Undertaking Agreement”), pursuant to which, among other things, Can-Fite has agreed (i) to vote all of the OPLI shares owned by it in favor of the approval of the agenda matters at the OPLI Meeting, and (ii) to indemnify OPLI and the Company in full for certain Liabilities of OPLI relating to the pre-Closing period, provided such Liabilities exceed $15,000 in the aggregate; and

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WHEREAS, the Parties intend to effect the Merger and the other Transactions contemplated by this Agreement by way of a court-approved arrangement among OPLI, Merger Sub, the Company and their respective shareholders and (if applicable) creditors, in accordance with Sections 350 and 351 of the Companies Law and other applicable law.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

Definitions. When used in this Agreement, the following terms shall have the meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

“104(h) Tax Ruling” has the meaning set forth in Section 1.9(b).

“Affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with such person. The term “Control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

“Amended OPLI COI” means the Certificate of Incorporation of OPLI, as amended at the OPLI Meeting.

“Antitrust Laws” has the meaning set forth in Section 2.4.

“Arrangement” has the meaning set forth in Section 4.11(a).

“Business Day” means any day other than Friday, Saturday, Sunday and any day on which banking institutions in the United States or the State of Israel are authorized by law or other governmental action to close.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Companies Law” shall have the meaning set forth in Section 1.1(a).

“Company Designees” shall have the meaning set forth in Section 4.9.

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“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in Control of the Company.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to OPLI immediately prior to the execution of this Agreement.

“Company Incorporation Documents” shall have the meaning set forth in Section 3.1.

“Company IFRS Financial Statements” shall have the meaning set forth in Section 3.6.

“Company Ordinary Shares” shall have the meaning set forth in the Recitals.

“Company Convertible Note” shall have the meaning set forth in Section 1.3(d).

“Company Shareholder” means any holder of Company Ordinary Shares.

“Company Subsidiaries” shall have the meaning set forth in Section 3.1.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Court Approval” has the meaning set forth in Section 4.11(a).

“E&Y” shall have the meaning set forth in Section 2.6.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Encumbrances” means any and all liabilities, security interests, mortgages, pledges, hypothecations, charges, claims, options, rights to acquire, easements, adverse interests, factoring arrangements, assignments, deposit arrangements, encumbrances, restrictions, liens (statutory or other), or preferences, priorities or other security agreement or preferential arrangements of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exchange Agent” shall have the meaning set forth in Section 1.4(a).

“Exchange Ratio” means 5.3681 shares of OPLI Common Stock for each one (1) Company Ordinary Share.

“Expiration Date” shall have the meaning set forth in Section 9.1.

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“Fahn Kanne” shall have the meaning set forth in Section 3.6.

“Final Shareholders Registry” shall have the meaning set forth in Section 1.4(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-4” shall the meaning set forth in Section 2.4.

“Governmental Authority” means any nation or country (including, but not limited to, the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, provincial, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the Commission and FINRA.

“IFRS” the International Financial Reporting Standards issued by the International Accounting Standard Board, applied consistently throughout the periods involved.

“IRS” means the Internal Revenue Service.

“ISA” means the Israel Securities Authority.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968.

“ITA” shall mean the Israel Tax Authority.

“Knowledge” means with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein. For purposes of this definition, a Person will mean (i) with respect to OPLI, any one of Pnina Fishman and Motti Farbstein, and (ii) with respect to the Company, any one of Or Eisenberg and Noam Dannenberg.

“Legal Proceeding” means any private or governmental action, suit, complaint, arbitration, mediation, legal or administrative proceeding or investigation.

“Legal Requirements” means any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person’s business, operations or Properties.

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

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“Material Adverse Effect” with respect to an entity, means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of such entity and its subsidiaries, taken as a whole, or (ii) the ability of such entity to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, or financial or securities markets; (b) any actions contemplated by the parties in connection with, or actions required to be taken by, this Agreement or the pendency or the announcement of the transactions contemplated by this Agreement; (c) acts of God, hostilities or any outbreak or escalation of war or any act of terrorism; (d) general conditions in the political environment, industry or market in which such entity and its Subsidiaries operate; (e) changes after the date of this Agreement in applicable law, GAAP, IFRS or regulatory accounting requirements, or the interpretation of any of the foregoing, (f) changes after the date of this Agreement in laws of general applicability to companies in the industry in which such entity and its subsidiaries operate; (g) actions or omissions taken with the prior written consent of the other party hereto or expressly required by this Agreement; or (h) any failure to meet published analysts’ estimates, internal or external projections or forecasts of revenue, earnings or other financial or business metrics, or fluctuations in the trading price of the share capital of the applicable entity (it being understood that the underlying cause, change, event, circumstance, occurrence, state of facts or development of such failure or fluctuation may be taken into account unless otherwise excluded by this definition); provided that the exceptions in (a), (c), (d) and (e) will not apply to any change, event, effect, circumstance, occurrence, state of facts or development which disproportionately affects the applicable entity when compared to other businesses operating in the industry and jurisdictions in which the applicable entity operates.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.3(a).

“OPLI Charter Documents” shall have the meaning set forth in Section 2.1.

“OPLI Common Stock” shall have the meaning set forth in the Recitals.

“OPLI Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in Control of OPLI.

“OPLI Disclosure Letter” means the disclosure letter delivered by OPLI to the Company immediately prior to the execution of this Agreement.

“OPLI Financial Statements” shall have the meaning set forth in Section 2.6.

“OPLI Meeting” shall mean the annual meeting of shareholders of OPLI convened to approve the following matters: (i) an amendment to the Certificate of Incorporation of OPLI to increase the number of authorized shares of OPLI from 100,000,000 to 200,000,000, (ii) an amendment to the OPLI Certificate of Incorporation to change OPLI’s name to “Wize Pharma, Inc.”, (iii) to re-elect Pnina Fishman, Ilan Cohn, Guy Regev, Roger Kornberg and Michael Belkin for a term of office expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and (iv) such other matters as may be agreed in writing between the parties following the date hereof.

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“OPLI Preferred Stock” shall have the meaning set forth in Section 2.3.

“OPLI Stockholder Approval” shall mean the affirmative vote (in person or by proxy) of all of the matters on the agenda of the OPLI Meeting by the holders of a majority of the outstanding shares of OPLI Common Stock at the OPLI Meeting.

“OPLI Stockholders” shall mean the holders of OPLI stock.

“OPLI Subsidiaries” shall have the meaning set forth in Section 2.1.

“Orders” means any judgment, order, ruling, injunction, assessment, award, stay, writ or decree of any Governmental Authority.

“Ordinance” means the Israel Tax Ordinance [New Version], 5721-1961, as amended.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company, OPLI, an OPLI Control Person and/or a Company Control Person.

“Proxy Statement” shall have the meaning set forth in Section 2.12.

“Purchase Right” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

“Section 350 Voting Approval” has the meaning set forth in Section 4.11(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Schedules” mean the schedules identified in this Agreement provided by the disclosing party to the receiving party.

“Surviving Company” shall have the meaning set forth in Section 1.1.

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, assessed, collected, imposed or administered by any Tax Authority, together with any related interest and any penalties, additions to such tax or additional amounts imposed with respect thereto by such Tax Authority.

“Tax Authority” means the IRS, the ITA or any Governmental Authority responsible for the assessment, collection, imposition or administration of any Taxes.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Transaction Documents” means this Agreement and each other agreement, document, instrument or certificate to be executed by or on behalf of OPLI, Merger Sub or the Company in connection with the consummation of the transactions contemplated hereby.

“Transactions” means the transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Uncured Inaccuracy” with respect to a representation or warranty of a Party to the Agreement as of a particular date shall be deemed to exist only if such representation or warranty shall be inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty shall not have been cured since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of the Agreement or as of another specific date, then there shall not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty shall have been inaccurate as of the date of the Agreement or such other specific date, respectively, and the inaccuracy in such representation or warranty shall not have been cured since such date.

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Recitals. The above WHEREAS clauses are hereby incorporated by reference into this Agreement as if fully stated herein.

Construction and Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender or neuter forms; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement ; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “include” or “including” does not imply any limitation to the item or matter mentioned; (vi) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof; (vii) the use of the words “or,” “either” or “any” will not be exclusive; and (xiii) the use of the words “deliver,” “furnish,” “made available” or “provide” will mean that, with respect to either Party, as the context requires, or its respective representatives, that such documents or information referenced shall have been delivered to the other Party or its representatives at least one Business Day prior to the date of this Agreement.

 ARTICLE I

THE MERGER; OTHER MATTERS

1.1     The Merger

(a)      OPLI, Merger Sub and the Company hereby enter into an arrangement pursuant to Sections 350 and 351 of the Israeli Companies Law, 1999, as amended (the “Companies Law”), whereby, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Court Approval and the applicable provisions of the Companies Law, at the Effective Time, (i) the Merger Sub shall be merged with and into the Company, and (ii) by virtue of the Merger, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”), and (b) the Company shall (i) become a private company wholly owned (including with respect to any warrants and the Convertible Notes of the Company) directly by OPLI, all as provided under the Court Approval and the applicable provisions of the Companies Law, (ii) continue to be governed by the Companies Law, (iii) have a registered office in the State of Israel, and (iv) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the Companies Law and the Court Approval.

(b)      The Merger shall have the effects set forth in this Agreement and as specified in the Court Approval and the applicable provisions of the Companies Law. Without limiting the generality of anything contained herein, and subject thereto, at the Effective Time, the Surviving Company shall succeed to all the rights and properties and the business of each of the Merger Sub and the Company, and shall assume all of the debts, claims, liabilities and obligations of each of the Merger Sub and the Company and Merger Sub will cease to exist.

(c)      The Articles of Association of the Company as in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Company at the Effective Time, continuing until thereafter amended in accordance with its terms and as provided by the Companies Law. The OPLI Certificate of Incorporation as in effect immediately prior to the Effective Time shall be the Amended OPLI COI, continuing until thereafter amended in accordance with its terms and as provided by the Delaware General Corporation Law.

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(d)      Unless otherwise determined by the Company, the directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, continue to serve as directors and officers of the Company, each to hold office in accordance with the Articles of Association of the Company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Articles of Association of the Company. The directors and officers of OPLI immediately prior to the Effective Time shall resign, other than those included in the list of Company Designees. The Company Designees shall continue to serve as directors and officers of OPLI, each to hold office in accordance with the OPLI Certificate of Incorporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the OPLI Certificate of Incorporation.

1.2     Closing and Effective Time. On the terms and subject to the conditions set forth in this Agreement and the Court Approval, the consummation of the Merger (the “Closing”) shall take place at the offices of Goldfarb Seligman & Co. not later than five (5) Business Days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that the Closing may take place by other means as may be mutually agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the “Closing Date” or the “Effective Time,” as applicable.

1.3     Effect on Capital Stock

Subject to the terms and conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and the Court Approval and without any action on the part of OPLI, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a)      Share Capital of the Company. Each Company Ordinary Share that is issued and outstanding at the Effective Time shall automatically be cancelled and converted, without any action on the part of the holder thereof, into the right to receive that number of validly issued, fully paid and non-assessable shares of OPLI Common Stock equal to the Exchange Ratio, subject to adjustment as set forth in Section 1.3(e) below. The shares of OPLI Common Stock to be issued pursuant to this Section 1.3(a) are referred to herein as the “Merger Consideration.” All Company Ordinary Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the OPLI Common Stock in accordance with the Exchange Ratio therefor pursuant to the exchange procedures hereinbelow and the share transfer books of the Company shall be closed with respect to all Company Ordinary Shares outstanding immediately prior to the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the share transfer books of the Surviving Company of Company Ordinary Shares that were outstanding immediately prior to the Effective Time. All Company Ordinary Shares held immediately prior to the Effective Time (i) by the Company as treasury stock or otherwise, if any, and (ii) by OPLI or any direct or indirect wholly owned subsidiary of OPLI will be cancelled and extinguished and no payment will be made with respect to those shares.

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(b)      No Fractional Shares. No fraction of OPLI Common Stock shall be issued by virtue of the Merger, but in lieu thereof, each holder of Company Ordinary Shares who would otherwise be entitled to a fraction of an OPLI Common Stock (after aggregating all fractional OPLI Common Stock that otherwise would be received by such holder) shall be automatically rounded down to the nearest whole number of full OPLI Common Stock.

(c)      Share Capital of the Merger Sub. Each issued and outstanding share of Merger Sub’s ordinary shares shall be converted into one share of validly issued, fully paid, and non-assessable ordinary share of the Surviving Company and shall constitute the only outstanding shares of capital stock of the Surviving Company. From and after the Effective Time, all certificates representing the ordinary shares of Merger Sub shall be deemed for all purposes to represent the number of ordinary shares of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(d)      Treatment of Company Convertible Notes. Each convertible note or convertible loan to purchase Company Ordinary Shares existing on the date hereof and listed on Exhibit 1.3(d) (each, a “Company Convertible Note”) shall be deemed to constitute a convertible note to purchase, on the same terms, conditions and restrictions as were applicable under such Company Convertible Note (including the vesting schedule) without any change thereto (including any acceleration of vesting except as otherwise required by the terms of the agreements listed in the Schedules hereto) resulting from the Merger, that number of shares of OPLI Common Stock which is equal to the number of Company Ordinary Shares that were subject to such Company Convertible Note immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number (after taking into account all Company Convertible Notes held by the holder of such Company Convertible Note), at a conversion price per share of OPLI Common Stock equal to the amount determined by dividing the conversion price per Company Ordinary Share subject to such Company Convertible Note immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number up to the nearest whole cent; it being agreed and understood that the conversion of all or part of the Company Convertible Notes (including the issuance of options to such holders upon conversion thereof pursuant to the terms of the Company Convertible Notes (the "Contingent Options") and the shares underlying such Contingent Options (the "Contingent Shares" and together with the Contingent Options, the "Contingent Securities")), whether before or after the Effective Time, shall not modify the Exchange Ratio. Exhibit 1.3(d) attached hereto provides an illustration of the post-Closing share capital of OPLI had all of the existing Company Convertible Notes were converted prior to Closing.

(e)       Adjustments to Exchange Ratio.  Without derogating from Sections 4.1 and 4.2, the Exchange Ratio shall be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of convertible securities), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Ordinary Shares and the OPLI Common Stock occurring on or after the date hereof and prior to the Effective Time.

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1.4     Exchange of Certificates

(a)       Exchange Agent.     Prior to the Effective Time, OPLI and the Company shall appoint a commercial bank, trust company, depositary or nationally recognized shareholder service provider that maintains an office in Israel, to be mutually agreed upon to act as exchange agent (the “Exchange Agent”) for the delivery of the OPLI Common Stock to holders of Company Ordinary Shares, unless otherwise agreed by the parties. Promptly following the Effective Time, the Company shall provide OPLI (with a copy to the Exchange Agent) the shareholders registry of the Company updated to the last day of trading of the Company Ordinary Shares immediately prior to the date on which the Effective Time occurs (the “Final Shareholders Registry”). At or prior to the Effective Time, OPLI will deposit with the Exchange Agent, for the benefit of the holders of Company Ordinary Shares, for conversion in accordance with this Article I through the Exchange Agent, evidence in book-entry form representing the shares of OPLI Common Stock issuable pursuant to this Article I (such shares of OPLI Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent will, pursuant to irrevocable instructions, deliver the OPLI Common Stock to be issued pursuant to this Article I out of the Exchange Fund. The Exchange Fund will not be used for any other purpose.

(b)      Exchange Procedures.

(i)       Unless otherwise agreed by the parties, as soon as reasonably practicable after the Effective Time, the Exchange Agent will mail, or facilitate the mailing, to any holder of record of outstanding Company Ordinary Shares whose shares were converted into the right to receive the Merger Consideration, (1) a letter of transmittal, and (2) instructions for use in effecting the surrender of any Company Ordinary Shares for Merger Consideration. Upon delivery to the Exchange Agent of the letter of transmittal, duly executed, and such other documents as may reasonably be required by OPLI or the Exchange Agent, the holder of such Company Ordinary Shares will be entitled to receive the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article I. Until converted as contemplated by this Section 1.4, any Company Ordinary Shares previously owned by such shareholder will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 1.3.

(ii)       Notwithstanding the foregoing and Section 1.3, it is hereby clarified that, with respect to holders of certificates (and not book-entry shares) formerly representing any the Company Ordinary Shares and registered in the Company's own shareholders registrar (the “Company Record Holders”), if any, OPLI may (i) deliver itself (or through an agent reasonably acceptable to the Company) said letter of transmittal (and instructions) to such the Company Record Holders and (ii) upon delivery to OPLI (or said agent) of the letter of transmittal, duly executed, and such other documents as may reasonably be required by OPLI (or said agent), the Company Record Holder will be entitled to receive a certificate (or evidence in book-entry form) representing the shares of OPLI Common Stock issuable pursuant to this Article I.

1.5     No Further Ownership Rights in Company Ordinary Shares. The Merger Consideration issued in accordance with the terms of this Article I will be deemed to have been issued in full satisfaction of all rights pertaining to such the Company Ordinary Shares. After the Closing, by virtue of the Arrangement, no holder of the Company Ordinary Shares (whether such shares were held through certificate or book-entry form) shall have the right (i) to receive any consideration, including securities of OPLI or cash, other than the shares of OPLI Common Stock to be provided to such shareholder hereunder or (ii) to make any claim with respect to the authority of any Party to enter into this Agreement or the enforceability of the Merger or any of the other Transactions.

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1.6     Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to OPLI Common Stock with a record date after the Effective Time will be paid to the holder of any Company Ordinary Shares with respect to the shares of OPLI Common Stock issuable upon exchange thereof, until the exchange of such Company Ordinary Shares in accordance with this Article I. Subject to applicable law, following the Merger, there will be paid to the holder of OPLI Common Stock issued as a result thereof to the holders of the Company Ordinary Shares, without interest, (i) the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of OPLI Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such exchange payable with respect to such shares of OPLI Common Stock.

1.7      Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Ordinary Shares following twelve (12) months from the Closing Date will be delivered to OPLI, upon its demand, and any holders of the Company Ordinary Shares who have not theretofore complied with this Article I will thereafter look only to OPLI for the Merger Consideration and any dividends or other distributions with respect to OPLI Common Stock to which they are entitled pursuant to this Article I. Any portion of the Exchange Fund (and all dividends or other distributions payable pursuant to Section 1.6) remaining unclaimed by holders of Company Ordinary Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable law, become the property of OPLI free and clear of any claims or interest of any Person previously entitled thereto.

1.8      Lost Certificates. If any certificate (for certificated shares) representing Company Ordinary Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, and, if required by OPLI or the Exchange Agent, the posting by such Person of a bond in such amount as OPLI or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the Company Ordinary Shares formerly represented thereby pursuant to this Article I.

1.9     Tax Treatment and Required Withholding.

(a)       The Company or the Exchange Agent, as the case may be, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, the Ordinance or any applicable Tax law, unless an applicable certificate of exemption from such deduction or withholding is issued by the relevant taxing authority and provided to OPLI, the Company or the Exchange Agent prior to any such payment (“Valid Certificate”). For the avoidance of doubt, the 104(h) Tax Ruling will be considered as a Valid Certificate with respect to the holders of the Company Ordinary Shares and consideration covered by such ruling. Any withheld amounts will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

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(b)       As soon as reasonably practicable after the date hereof, the Company will cause its Israeli counsel, in full coordination with OPLI and their Israeli counsel, to prepare and file with the ITA an application for a ruling permitting any holders of the Company Ordinary Shares, to defer any applicable Israeli Tax with respect to the issuance of OPLI Common Stock that such Company Shareholder will receive pursuant to this Agreement until the sale, transfer or other conveyance for cash of such OPLI Common Stock by such Company Shareholder or such other date set forth in Section 104(h) of the Ordinance (the “104(h) Tax Ruling”). Subject to the terms and conditions hereof, the parties will use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain the 104(h) Tax Ruling, as promptly as practicable. The final text of the 104(h) Tax Ruling will in all circumstances be subject to the prior written confirmation of the Company or its counsel (such confirmation not to be unreasonably withheld, conditioned or delayed).

(c)       Notwithstanding anything to the contrary in this Section 1.9, with respect to any non-Israeli resident holders of Company Ordinary Shares that were granted such securities in consideration for work or services performed outside of Israel for a non-Israeli resident Subsidiary of the Company (provided that any such holder provides the Company and the Exchange Agent with a validly executed declaration, in the form approved by the Company, which includes, inter alia, a declaration regarding such holder’s non-Israeli residence and confirmation such holder was granted such securities in consideration for work or services performed outside of Israel for a non-Israeli resident Subsidiary of the Company and performed all work and services outside of Israel), the payment of any consideration which such holders have the right to receive will not be subject to any withholding or deduction of Israeli Tax unless the ITA otherwise determines in writing.

 ARTICLE II

REPRESENTATIONS AND WARRANTIES OF OPLI

OPLI hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that, except as (i) set forth in the OPLI Disclosure Letter or (ii) other than with respect to Sections 2.1, 2.2, 2.3 and 2.4, to the extent disclosed in any OPLI SEC Filings and publicly available prior to the date of this Agreement (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent that they are primarily cautionary in nature):

2.1     Corporate Organization. OPLI (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed does not have a Material Adverse Effect on OPLI’s business. The Merger Sub is the only subsidiary of OPLI (the “OPLI Subsidiary”) and (i) is a company duly organized, validly existing under the laws of the State of Israel and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed does not have a Material Adverse Effect on OPLI’s business. OPLI and Merger Sub are duly and properly registered pursuant to applicable state laws and regulations in all states where the conduct of OPLI’s business as presently conducted requires such registration. The copies of the Certificate of Incorporation and Bylaws of OPLI (the “OPLI Charter Documents”) and the Articles of Association of Merger Sub (the “Merger Sub Incorporation Documents”) to be provided by OPLI to the Company hereunder are complete and correct copies of such instruments as presently in effect. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. Merger Sub has not incurred, directly or indirectly, any liabilities or obligations except those in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

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2.2     Authority. OPLI and Merger Sub each has the corporate power and the authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is party and to carry out the Transactions. The execution, delivery and performance of this Agreement by OPLI and Merger Sub have been duly authorized by their respective boards of directors. No other corporate proceedings on the part of OPLI or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and the performance of the Transactions other than the receipt of the OPLI Stockholder Approval. This Agreement has been duly executed and delivered by OPLI and Merger Sub and, assuming due execution and delivery hereof by the Company, is a valid and legally binding agreement of each of the Parties hereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles, and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities. OPLI is not an "interested party" (as defined in the Israeli Securities Law) in the Company and, to its knowledge, is not affiliated with any of the interested parties in the Company.

2.3     Capitalization. As of the date hereof, the authorized capital stock of OPLI consists of (i) 100,000,000 shares of OPLI Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (the “OPLI Preferred Stock”). As of the date hereof and as of immediately prior to the Closing, (i) 10,441,251 shares of OPLI Common Stock are issued and outstanding, (ii) no shares of OPLI Preferred Stock are issued and outstanding, and (ii) no shares of OPLI Common Stock are held by OPLI in its treasury. As of the Closing Date, the authorized capital stock of OPLI shall consist of (i) 200,000,000 shares of OPLI Common Stock and (ii) 1,000,000 shares of OPLI Preferred Stock. After giving effect to the issuance of the OPLI Common Stock to the shareholders of the Company pursuant to the Merger, the shareholders of OPLI (those OPLI shareholders immediately prior to the Effective Time) will own 10% of the shares of OPLI Common Stock issued and outstanding and the shareholders of the Company (those Company shareholders immediately prior to at the Effective Time) will own the remaining 90% of such shares, where each such figure is calculated on a fully diluted basis (except that it excludes up to 34,709,208 shares of OPLI Common Stock issuable to the holders of the Company Convertible Notes upon conversion thereof (excluding the Contingent Securities). As of the date hereof, the Merger Sub has 100 ordinary shares issued and outstanding.

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Other than as set forth above or on Schedule 2.3 hereto, no shares of capital stock or other voting or non-voting securities of OPLI are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of OPLI are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the State of Delaware, the OPLI Charter Documents, or any Contract to which OPLI is a party or otherwise bound. Except as contemplated by this Agreement or as set forth on Schedule 2.3, there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which OPLI is a party or by which it is bound; (a) obligating OPLI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, OPLI, (b) obligating OPLI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of OPLI. As of the date of this Agreement, but excepting the Merger, there are no outstanding contractual obligations of OPLI to repurchase, redeem or otherwise acquire any shares of capital stock of OPLI. To OPLI’s Knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of OPLI issued prior to the Closing complied with all applicable federal and state securities laws and OPLI has not been notified by the Commission, FINRA, any state securities commission or any other Governmental Authority of the absence of compliance by OPLI with any federal and state securities laws or other Legal Requirements. No shareholder has a matured and/or unmatured right of rescission or claim for Damages with respect thereto. The Can-Fite Shares (as defined below) are owned, beneficially and of record, by OPLI and are validly issued and outstanding, fully paid and non-assessable and are free and clear of any restrictions on transfer or other Encumbrances (other than any restrictions under applicable state or federal securities laws).

2.4     Consents; Permits; Defaults. Assuming (a) the applicable requirements of the Israeli Securities Law and of the Tel Aviv Stock Exchange have been satisfied, (b) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other Israeli or non-U.S. Law, if applicable, intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, “Antitrust Laws”), (c) the Section 350 Voting Approval is obtained, (d) the Court Approval is obtained, (e) the Interim Israeli Tax Ruling is obtained, (f) the filing with the Commission of the Form S-4, and declaration of effectiveness of the Form S-4, and the filing with the Commission of such other reports required in connection with the Merger under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of OPLI Common Stock, no notification to and no authorization, consent, approval, license, permit, registration, declaration, filing or order of any Governmental Authority is required by or with respect to, OPLI or the Merger Sub in connection with the execution, delivery and performance of this Agreement and/or the Transaction Documents by OPLI or the Merger Sub. OPLI and the Merger Sub has all Permits required in connection with the operation of its business as presently conducted, except for those that the absence of which do not affect and will not affect, materially and adversely, the business, financial condition or the results of operations of OPLI and the Merger Sub. All such Permits are listed on Schedule 2.4. No notice has been issued and no investigation, inquiry or review is pending or, to OPLI’s Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by OPLI or the Merger Sub of any law, ordinance, regulation, order, policy, guideline or any other Legal Requirement of any Governmental Authority, or (ii) any alleged failure to have all Permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of OPLI or the Merger Sub. There are no defaults, and OPLI has no Knowledge of any reason why any default will occur hereafter, whether as a result of the consummation of the Merger or the other Transactions or otherwise, in any obligation to be performed by any party to a Contract to which OPLI or the Merger Sub is a party or by which it is bound.

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2.5     No Conflict. None of the execution, delivery or performance of this Agreement by OPLI and Merger Sub, the consummation by OPLI and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by OPLI and Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the OPLI Charter Documents or Merger Sub Incorporation Documents ; (b) assuming that all consents, approvals, authorizations and permits described in Section 2.4 have been obtained and all filings and notifications described in Section 2.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Legal Requirement applicable to OPLI or Merger Sub or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance upon any of the respective properties or assets of OPLI or Merger Sub pursuant to any Contract or permit to which OPLI or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Encumbrances which, individually or in the aggregate, have not had a Material Adverse Effect on OPLI or Merger Sub.

2.6     Financial Statements.

(a)     Since December 31, 2014, OPLI has timely filed, and will after the date of this Agreement timely file, all registration statements, prospectuses, forms, reports, proxy statements and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, including Commission filings filed after the date of this Agreement and prior to the Closing and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the “OPLI SEC Filings”). The OPLI SEC Filings (i) were prepared or will, after the date of this Agreement, be prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the U.S. Sarbanes-Oxley Act of 2002, as amended, as the case may be and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement or when mailed to OPLI Stockholders in the case of any proxy or information statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, to the Knowledge of OPLI, none of the Company OPLI SEC Filings (except for the Pre-14C filed by OPLI on September 21, 2016) is subject to ongoing review by the Commission.

(b)      OPLI has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the EDGAR system of the Commission under the name of OPLI are deemed to have been made available) to the Company a true and complete copy of OPLI’s audited balance sheets as of December 31, 2015 and December 31, 2016 and the related audited statements of operations, statements of cash flows and statement of changes in stockholders equity capital for each of the years ended December 31, 2015 and December 31, 2016, prepared in accordance with GAAP, together with the report of Ernst & Young, LLP, OPLI’s independent registered public accounting firm (“E&Y”), (such statements, including the related notes and schedules thereto, are referred to herein as the “OPLI Financial Statements”). The OPLI Financial Statements have been prepared from, are in accordance with, and accurately reflect, the books and records of OPLI, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to such requirements in effect at the time of such filing; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of OPLI as of the times and for the periods referred to therein. The OPLI Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the OPLI Financial Statements or in the notes to the OPLI Financial Statements and subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate). The OPLI Financial Statements are in form appropriate for filing with the Commission.

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(c)      E&Y, which has certified OPLI’s Financial Statements and related schedules, is an independent registered public accounting firm with respect to OPLI as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(d)      There are no relationships or services, or any other factors that may affect the objectivity and independence of E&Y under applicable auditing standards.

(e)      Since December 31, 2014, OPLI has not received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of OPLI or its internal accounting controls, including any material complaint, allegation, assertion or claim that OPLI has engaged in questionable accounting or auditing practices.

2.7     Litigation. There is no claim, action, suit or proceeding pending, or to the Knowledge of OPLI threatened against any of OPLI or any Company Subsidiary, or their Properties which, if adversely determined, will affect or can reasonably be expected to affect materially and adversely, OPLI or any Company Subsidiary, or which seeks to prohibit, restrict or delay consummation of the Transactions or any of the conditions to consummation of such Transaction, nor is there any judgment, decree, injunction, ruling or order of any court, Governmental Authority, including, but not limited to, the Commission, any commission, agency or instrumentality or arbitrator outstanding against OPLI or any Company Subsidiary having, or which may in the future have, any such effect. Neither OPLI nor any Company Subsidiary thereof is under investigation with respect to, any violation of any provision of any federal or state law or administrative regulation in respect of the business of OPLI or any Company Subsidiary. Neither OPLI nor any Company Subsidiary is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Authority or any other person which has affected or may affect materially and adversely the OPLI Common Stock to be issued to the shareholders of the Company pursuant to the Merger.

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2.8     Books and Records; Internal Accounting Controls. The books and records of OPLI and the Merger Sub accurately reflect in all material respects the information relating to the business of OPLI and the Merge Sub previously held, the location and collection of their Properties and the nature of all transactions giving rise to the obligations or accounts receivable of OPLI or the Merger Sub to the extent required to be contained therein. OPLI maintains a system of internal accounting controls sufficient to provide reasonable assurance that; (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

2.9     Common Stock Symbol. The OPLI Common Stock is currently eligible for quotation and is quoted on the OTC Pink under the symbol “OPLI” and, to OPLI's knowledge, subject to payment of registration fees, will be eligible for quotation on the OTCQB.

2.10   OPLI Common Stock. The OPLI Common Stock to be issued to shareholders of the Company pursuant to this Agreement will be duly authorized and reserved for issuance and when issued in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-assessable and vest in the holder thereof free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Encumbrances, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands and will not be subject to any pre-emptive or other similar rights.

2.11   DTC Eligibility. OPLI’s transfer agent is a participant in and the OPLI Common Stock is eligible for transfer pursuant to the Depository Trust Company’s Fast Automated Securities Transfer Program.

2.12   Information Supplied. None of the information supplied or to be supplied by OPLI for inclusion in (i) the Form S-4 to be filed with the Commission will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement to be prepared on Schedule 14A in accordance with the Exchange Act (the “Proxy Statement”) to be to be filed with the Commission and sent to the OPLI Stockholders in connection with the OPLI Meeting shall on the date the Proxy Statement is first mailed to the OPLI Stockholders and on the date of the OPLI Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that OPLI is not responsible for any information supplied by the Company or any of its Affiliates.

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2.13   Taxes.

(a)       OPLI has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all U.S. federal and all other Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OPLI’s business.

(b)      OPLI has not taken any action or has failed to take any action or has Knowledge of any fact, agreement, plan or other circumstance that would prevent the receipt of the Interim Israeli Tax Ruling (or their ability to comply therewith).

2.14   Employees. OPLI has no employees.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to OPLI as of the date hereof and as of the Closing Date that, except as (i) set forth in the Company Disclosure Letter or (ii) other than with respect to Sections 3.1, 3.2, 3.3 and 3.4, to the extent disclosed in any Company ISA Filings and publicly available prior to the date of this Agreement (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent that they are primarily cautionary in nature):

3.1    Organization and Qualification. The Company and each Subsidiary of the Company (the “Company Subsidiaries”) (i) is a corporation duly organized and validly existing under the laws of its state of incorporation, which in the case of the Company is the State of Israel, and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns, and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed does not have a Material Adverse Effect on the Company’s or any Company Subsidiary’s business. The Company and each Company Subsidiary is duly and properly registered pursuant to applicable national and provincial laws and regulations in all states where the conduct of the Company’s and each Company Subsidiary business as presently conducted requires such registration. The copies of the Articles of Association of the Company (the “Company Incorporation Documents”) to be provided to OPLI hereunder are complete and correct copies of such instruments as presently in effect.

3.2     Authority. The Company has all necessary corporate power and the authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is party and to carry out the Transactions. The execution, delivery and performance of this Agreement by the Company, including the Merger, has been duly authorized by its board of directors. No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the performance of the Transactions other than the receipt of the (i) Court Approval, and (ii) the Section 350 Voting Approval. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by OPLI and the Merger Sub, constitutes a valid and legally binding agreement of each of the Parties hereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles, and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

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3.3     Capitalization. As of the date hereof and as of the Closing Date, the authorized capital share of the Company consists of 1,000,000,000 ordinary shares, without par value. As of April 1, 2017, 17,505,526 ordinary shares, without par value, are outstanding.

Other than as set forth above or on Schedule 3.3 hereto, no shares of capital share or other voting or non-voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the capital share of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Law, the Company Incorporation Document, or any Contract to which the Company is a party or otherwise bound. Except as contemplated by this Agreement or as set forth on Schedule 3.3, there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound; (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital share or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital share of or other equity interest in, the Company, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital share of the Company. As of the date of this Agreement, but other than as contemplated hereunder, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital share of the Company. To the Company’s Knowledge, the offer and sale of all capital share, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable securities laws and the Company has not been notified by any Governmental Authority of the absence of compliance by the Company with any applicable securities laws or other Legal Requirements. No shareholder of the Company has a matured and/or unmatured right of rescission or claim for damages with respect to share capital of the Company.

 3.4        Consents; Permits; Defaults. Assuming (a) the applicable requirements of the Israeli Securities Law and of the Tel Aviv Stock Exchange have been satisfied, (b) compliance with Antitrust Laws, (c) the Section 350 Voting Approval is obtained, (d) the Court Approval is obtained, (e) the Interim Israeli Tax Ruling is obtained, (f) the filing with the Commission of the Form S-4, and declaration of effectiveness of the Form S-4, and the filing with the Commission of such other reports required in connection with the Merger under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Company Ordinary Shares, no notification to and no authorization, consent, approval, license, permit, registration, declaration, filing or order of any Governmental Authority is required by or with respect to, the Company in connection with the execution, delivery and performance of this Agreement and/or the Transaction Documents by the Company. The Company and each Company Subsidiary has all Permits required in connection with the operation of its business as presently conducted, except for those that the absence of which do not affect and will not affect, materially and adversely, the business, financial condition or the results of operations of the Company. No notice has been issued and no investigation, inquiry or review is pending or, to the Company’s Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Company or any Company Subsidiary of any law, ordinance, regulation, order, policy, guideline or any other Legal Requirement of any Governmental Authority, or (ii) any alleged failure to have all Permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company or any Company Subsidiary. There are no defaults, and the Company has no Knowledge of any reason why any default will occur hereafter, whether as a result of the consummation of the Merger or the other Transactions or otherwise, in any obligation to be performed by any party to a Contract to which the Company is a party or by which it is bound.

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 3.5   No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or compliance by the Company with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Company Incorporation Documents; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.4 have been obtained and all filings and notifications described in Section 3.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Legal Requirement applicable to the Company or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance upon any of the respective properties or assets of the Company pursuant to any Contract or permit to which the Company is a party or by which they or any of its properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Encumbrances which, individually or in the aggregate, have not had a Material Adverse Effect on the Company.

 3.6    Financial Statements.

(a)      Since December 31, 2014, the Company has timely filed, and will after the date of this Agreement timely file, all registration statements, prospectuses, forms, reports, proxy statements and documents and related exhibits required to be filed by it under the Israeli Securities Law (collectively, including all documents filed after the date of this Agreement and prior to the Closing and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company ISA Filings”). The Company ISA Filings (i) were prepared or will, after the date of this Agreement, be prepared in all material respects in accordance with the requirements of the Israeli Securities Law and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, to the Knowledge of the Company, none of the Company ISA Filings is subject to ongoing review by the ISA.

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(b)      The Company has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the MAGNA system of the ISA under the name of the Company are deemed to have been made available) to OPLI a true and complete copy of the Company’s audited balance sheet as of December 31, 2016 and December 31, 2015 and the related audited statements of operations, statement of changes in shareholder’s equity and statements of cash flows for each of the years ended December 31, 2016 and December 31, 2015, prepared in accordance with IFRS, together with the report of Fahn, Kanne & Co., a member of Grant Thornton, the Company’s independent registered public accounting firm (“Fahn Kanne”), (such statements, including the related notes and schedules thereto, are referred to herein as the “Company IFRS Financial Statements”). The Company IFRS Financial Statements were prepared from, are in accordance with, and accurately reflect, the books and records of the Company, comply in all material respects with applicable accounting requirements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of the Company as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The Company IFRS Financial Statements were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The Company IFRS Financial Statements will be in a form appropriate for filing with the Commission.

(c)     Fahn Kanne, which will certify the Company IFRS Financial Statements and related schedules, is an independent registered public accounting firm registered with the Public Company Accounting Oversight Board (United States).

(d)      There are no relationships or services, or any other factors that may affect the objectivity and independence of Fahn Kanne under applicable auditing standards.

(e)      Since December 31, 2014, the Company has not received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of OPLI or its internal accounting controls, including any material complaint, allegation, assertion or claim that OPLI has engaged in questionable accounting or auditing practices.

 3.7    Litigation. There is no claim, action, suit or proceeding pending or, to the Knowledge of the Company, threatened against any of the Company or any Company Subsidiary, or their Properties which, if adversely determined, will affect or can reasonably be expected to affect materially and adversely, the Company or any Company Subsidiary, or which seeks to prohibit, restrict or delay consummation of the Transactions or any of the conditions to consummation of such Transaction, nor is there any judgment, decree, injunction, ruling or order of any court, Governmental Authority, including, but not limited to, the ISA, any commission, agency or instrumentality or arbitrator outstanding against the Company or any Company Subsidiary having, or which may in the future have, any such effect. Neither the Company nor any Company Subsidiary thereof is under investigation with respect to, any violation of any provision of any federal or state law or administrative regulation in respect of the business of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Authority or any other person which has affected or may affect materially and adversely the OPLI Common Stock to be issued to the shareholders of the Company pursuant to the Merger.

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3.8   Books and Records; Internal Accounting Controls. The books and records of the Company and each Company Subsidiary accurately reflect in all material respects the information relating to the business of the Company and each Company Subsidiary, the location and collection of their Properties and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Company Subsidiary to the extent required to be contained therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that; (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

3.9     Company Ordinary Shares. The Company Ordinary Shares to be cancelled pursuant to this Agreement and the Merger were duly authorized, validly issued and outstanding, fully paid and non-assessable.

3.10   Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the Form S-4 to be filed with the Commission will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement to be to be filed with the Commission and sent to the OPLI Stockholders in connection with the OPLI Meeting (as hereinafter defined) shall on the date the Proxy Statement is first mailed to the shareholders of OPLI and on the date of the OPLI Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company is not responsible for any information supplied by the OPLI or any of its Affiliates.

3.11   Taxes.

(a)     The Company has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company’s business.

(b)     The Company has not taken any action or has failed to take any action or has Knowledge of any fact, agreement, plan or other circumstance that would prevent the receipt of the Interim Israeli Tax Ruling (or their ability to comply therewith).

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 ARTICLE IV

PRE-CLOSING COVENANTS AND AGREEMENTS

4.1     Conduct of OPLI. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, OPLI agrees to conduct its business in accordance with its ordinary and usual course of business and in compliance with the Securities Act and the Exchange Act; use its best efforts, subject to the foregoing, to preserve OPLI’s business organization, keep available to OPLI the services of OPLI’s officers and employees and maintain satisfactory relationships with customers, suppliers and others having business relationships with it; confer with representatives of the Company to keep them informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of OPLI; maintain OPLI’s books and records in compliance with the Exchange Act; and refrain from taking any of the following actions without the express prior written consent of the Company:

(i)       Incur any debt, Liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, or pay any debt, Liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt, and, without derogating from Section 6.2(g) below, other than (i) legal and accounting fees incurred in connection with the Transactions, (ii) the costs of the OPLI Tail Policies, and (iii) current liabilities incurred in the ordinary and usual course of OPLI’s business, in an amount not to exceed $20,000 per month and $80,000 in the aggregate;

(ii)     Assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

(iii)     Except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock;

(iv)     Transfer, lease, mortgage, pledge or otherwise encumber any of its Properties;

(v)      Sell, lease, transfer or dispose of any of its Properties, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(vi)     Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any Property of any other individual, firm or corporation;

(vii)   Enter into any transaction with any director, officer, shareholder or Affiliate of OPLI or with any Affiliate of any director, officer, shareholder or Affiliate of OPLI, except as contemplated by this Agreement;

(viii)   Amend the OPLI Charter Documents;

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(ix)     Increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer, employee or registered representatives or other person, except as contemplated by this Agreement;

(x)       Violate any Legal Requirement applicable to OPLI and/or its business;

(xi)     Issue or sell any shares of OPLI capital stock or other securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of OPLI;

(xii)     Merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to OPLI, its business, financial condition or results of operations;

(xiii)    Pay any accrued fees or salaries to officers, directors, shareholders, or Affiliates;

(xiv)   Organize any subsidiaries, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;

(xv)   Prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(xvi)   Make any single capital expenditure or commitment; or

(xvii)  Enter into an agreement to do any of the things described in clauses (i) through (xvi) of this Section 4.1.

 4.2    Conduct of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company agrees to conduct its business in accordance with its ordinary and usual course of business; use its best efforts, subject to the foregoing, to preserve the Company ’s business organization, keep available to the Company the services of the Company ’s officers and employees and maintain satisfactory relationships with customers, suppliers and others having business relationships with it; maintain the Company’s books and records in compliance with IFRS; and refrain from taking any of the following actions without the express prior written consent of OPLI, which consent should not be unreasonably withheld:

(i)       Except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock, except in relation to the conversion of the Convertible Debt;

(ii)      Violate any Legal Requirement applicable to the Company and/or its business;

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(iii)     Issue or sell any shares of the Company capital stock or other securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of the Company, other than (a) the issuance of up to 6,465,838 shares upon conversion of Company Convertible Notes and the issuance of Contingent Securities, if any, and (b) issuance of shares upon exercise of any stock options outstanding on the date hereof (and, to the extent that the Company does so, the Exchange Ratio shall be adjusted downwards so as to ensure that it reflects the following formula: (A) 90% of the shares of OPLI Common Stock (on a fully diluted basis) on a post-issuance basis divided by (B) the number of outstanding Company Ordinary Shares (on a fully diluted basis, including the shares issued upon exercise of such stock options, excluding the Company Convertible Notes); or

(iv)     Enter into an agreement to do any of the things described in clauses (i) through (iii) of this Section 5.2.

Notwithstanding the foregoing, the Company may also issue newly issued ordinary shares as part of a new straight ordinary share financing (the “Financing Securities” and the "Financing", respectively), which shall not include any anti-dilution or similar rights; but, for the sake of clarity, may include rights similar to the Contingent Securities and may include warrant coverage of 150% at an exercise price of 120% of the price per share in the Financing (the “Financing Warrants”) and, to the extent that the Company does so, the Exchange Ratio shall be adjusted downwards so as to ensure that it reflects the following formula: (A) 90% of the shares of OPLI Common Stock (on a fully diluted basis) on a post-issuance basis divided by (B) the number of outstanding Company Ordinary Shares (on a fully diluted basis, including the Financing Securities, excluding the Company Convertible Notes and any Contingent Securities as well as the Financing Warrants, if any). By way of illustration of the foregoing only, if the Company consummates following the date hereof a Financing of NIS 3,000,000 and issues 1,500,000 Company Ordinary Shares in consideration therefor, then the Exchange Ratio shall be adjusted to 4.9444, and if such Financing includes Financing Warrants, then the Exchange Ratio shall NOT be adjusted to reflect such Financing Warrants (i.e., it will remain 4.9444).

4.3     OPLI Meeting. OPLI shall take all action in accordance with the federal securities law, Chapter 78 and Chapter 92A of the Delaware General Corporation Law, and OPLI’s Charter Documents, necessary to hold the OPLI Meeting on the earliest practical date as reasonably determined by OPLI and the Company in light of the circumstances, but in no event later than forty five (45) days after the Form S-4/Proxy Statement becomes effective, and to obtain the OPLI Stockholder Approval.

 4.4    Preparation of the Form S-4/Proxy Statement.

(a)      As soon as practicable following the date of this Agreement, OPLI and the Company will prepare the Form S-4 and Proxy Statement (which shall also cover up to 34,709,208 shares of OPLI Common Stock underlying any Company Convertible Notes and up to 18,946,235 shares of OPLI Common Stock underlying any of the Contingent Securities as well as, to the extent reasonably practicable, additional OPLI Common Stock underlying any other convertible securities issued following the date hereof), to initially be filed in preliminary form, relating to the OPLI Stockholder Approval (such Form S-4 and Proxy Statement, together with any amendments thereof or supplements thereto, the “Form S-4/Proxy Statement”) and, following consultation with the Company and its representatives, promptly respond to any comments or other written communication from the Commission with respect to the Form S-4/Proxy Statement. Once OPLI and the Company consent to the filing of the Form S-4/Proxy Statement with the Commission (which consent shall not be unreasonably withheld, conditioned or delayed), OPLI shall file the Form S-4/Proxy Statement with the Commission. OPLI shall use reasonable efforts to have the Form S-4/Proxy Statement cleared by the Commission as promptly as practicable thereafter. If, at any time prior to the Closing Date, OPLI or the Company shall obtain knowledge of any information contained in or omitted from the Form S-4/Proxy Statement that would require an amendment or supplement to the Form S-4/Proxy Statement, the Party obtaining such knowledge will promptly so advise the other Party in writing and each of OPLI and the Company shall promptly take such action as shall be required to amend or supplement the Form S-4/Proxy Statement. The Company shall promptly furnish to OPLI all financial and other information concerning it as may be required for the Form S-4/Proxy Statement and any supplements or amendments thereto. After the Form S-4/Proxy Statement has been cleared by the Commission (“Commission Clearance”), OPLI shall use reasonable efforts to mail the Proxy Statement as soon as reasonably practicable to the OPLI Stockholders, but in no event no later than 7 Business Days after the receipt of the Commission Clearance. The Form S-4/Proxy Statement shall include all information required under applicable Legal Requirements to be furnished to OPLI’s stockholders in connection with the matters to be voted on at the OPLI Meeting and shall include the irrevocable recommendation of OPLI’s board of directors in favor of such matters.

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(b)      Notwithstanding anything contained in this Agreement to the contrary, OPLI shall not be obligated to take any action under this Section 4.4 unless and until the following conditions shall have been met: (i) OPLI shall have received any financial statements of the Company and any other financial information of the Company required pursuant to applicable Legal Requirements for inclusion in the Form S-4/Proxy Statement as determined by OPLI in its reasonable discretion and after consultation with its legal advisors and the Company, (ii) OPLI shall have received all information it needs to prepare pro forma financial statements if required to be included in the Proxy Statement under the Commission ’s rules, and (iii) OPLI shall have received such auditor consents from its and the Company’s auditors as required pursuant to applicable Legal Requirements, as determined by OPLI in its reasonable discretion and after consultation with its legal advisors and the Company.

4.5     Regulatory Consents, Authorizations, etc.

(a)      Subject to the terms and conditions herein provided, each Party hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. In addition, each Party hereto will use its commercially reasonable efforts to obtain all consents, authorizations, orders and approvals of, and to make all filings and registrations with, any Governmental Authority and any other Person which is required for or in connection with the consummation by it of the Transactions and will cooperate fully with the other Parties in assisting them to obtain such consents, authorizations, orders and approvals and to make such filings and registrations. No Party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

(b)      Without limiting the generality of the foregoing, the Parties will, as promptly as practicable, apply for and diligently prosecute all applications for, and will use their commercially reasonable efforts promptly to: (a) effect all necessary registrations and filings, (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the Transactions and (c) furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing. The Company shall also furnish OPLI with all financial statements and other information required by the OPLI to satisfy all regulatory requirements, including its December 31, 2016 and subsequent financial statements and all other information required to satisfy OPLI’s filing requirements with the Commission. The provisions of this Section 4.5(b) shall survive the Closing.

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(c)      From the date hereof until the Closing, each of OPLI and the Company will give prompt written notice to the other Party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required to consummate the Transactions, (ii) any action commenced or threatened in writing against, relating to or involving or otherwise affecting it or any of its Subsidiaries that relate to the consummation of the Transactions, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event or circumstance which occurrence or failure to occur would reasonably be expected to cause any of its representations or warranties in this Agreement or the other Transaction Documents to be untrue or inaccurate in any material respect at any time from the date hereof through the Effective Time, and (iii) the occurrence or failure to occur, or the impending or alleged threatened occurrence or failure to occur, of any event or circumstance which occurrence or failure to occur would reasonably be expected to cause any condition, covenant or agreement contained in this Agreement or the other Transaction Documents to fail to be complied with or satisfied; provided, that the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available to the Party receiving such notice.

 4.6    Negotiations with Others. During the period from the date of this Agreement to the Closing Date, or until this Agreement is terminated in accordance with the provisions of Article IX, if it is so terminated, (i) OPLI will not, directly or indirectly, initiate discussions or negotiations with, or provide any information other than publicly available information to, any corporation, limited liability company, partnership, person or other entity or group (other than the Company) concerning any possible proposal regarding a sale of capital stock of OPLI or a merger, consolidation, sale of substantially all Properties or other similar transaction involving OPLI or any division or major asset of OPLI without the express prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion, and (ii) the Company will not, directly or indirectly, initiate discussions or negotiations with, or provide any information other than publicly available information to, any corporation, limited liability company, partnership, person or other entity or group (other than OPLI) concerning any possible proposal regarding the acquisition of a public vehicle in the United States or a merger, consolidation, sale of substantially all Properties or other similar transaction involving a public vehicle in the United States or any division or major asset of a public vehicle in the United States without the express prior written consent of OPLI, which consent may be withheld in OPLI’s sole and absolute discretion.

4.7     Publicity. No Party hereto will issue any press release or otherwise make any public statement with respect to the Merger without the express prior written consent of the Company in the case of OPLI or OPLI in the case of the Company, except as may be required under applicable Legal Requirements. The covenants in this Section will not apply to any communication regarding any action which a Party believes is a breach of this Agreement by another Party or the termination of this Agreement.

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4.8     Access. From the date of this Agreement to the Closing Date, (i) OPLI shall provide reasonable access to the Company and its representatives during normal business hours to the Properties, books, records, customer accounts and Contracts of OPLI and furnish to the Company such documents and information concerning OPLI’s business as the Company may request, and (ii) the Company shall provide reasonable access to OPLI and its representatives during normal business hours to the Properties, books, records, customer accounts and Contracts of the Company and furnish to OPLI such documents and information concerning Company’s business as the Company may request. Each Party shall hold and shall cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable law, all documents and information concerning the other Party and its business provided to them. No investigation pursuant to this Section will affect the representations, warranties or conditions to the obligations of the Parties contained herein.

4.9     Appointment of Officers and Directors. OPLI shall take all action necessary to have, effective immediately at the Effective Time, the persons to be named by the Company at least 7 days prior to the date of the initial filing of the Form S-4, as officers and directors of OPLI (the “Company Designees”).

4.10   Additional Agreements, Amendments or Supplements to Schedules.

(a)      Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

(b)     After the date hereof and prior to the Closing Date, each of the Company and OPLI shall, as soon as practicable, supplement or amend the Schedules required by this Agreement with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedules, it being understood that such requirement shall not undermine or derogate the conditions to Closing set forth in Section 6.1(a) and Section 6.2(b).

4.11   Company Meetings; Court Approval.

(a)      As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare and submit to the District Court of Tel Aviv−Jaffa (the “Applicable Court”) a first motion to convene, in the manner and content set forth in the Companies Law and the regulations promulgated pursuant to Sections 350 and 351 of the Companies Law (the “Arrangement Regulations”) and as shall be ordered by the Applicable Court, shareholders meeting (and, if necessary, creditors' meetings) (together, the “Company Meetings”), for the approval of the terms and conditions of an arrangement among the Company and its shareholders, including the Merger and the other Transactions, together with a request to exempt from the need to publish a prospectus by reason of Section 15A(a)(3) of the Israel Securities Law (collectively, the “Arrangement”), by a majority in number (per capita) of shareholders (or, if applicable creditors) present ,by person or by proxy, representing at least seventy-five percent (75%) of the votes cast in each of the Company Meetings, except that, in respect of Section 4.14 hereof, the majority shall be in accordance with Section 273 of the Companies Law (or as otherwise ordered by the Applicable Court, the “Section 350 Voting Approval”, and the abovementioned approvals, when obtained, shall be collectively referred to as the “Court Approval”).

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(b)      OPLI shall, and shall use commercially reasonable efforts to cause their representatives to, assist with all activities with respect to the preparation and filing of the motions with respect to the Court Approval and all other documents prepared with respect to the Arrangement as may be requested by the Company. OPLI shall promptly provide to the Company all such information concerning their business and financial statements and affairs as reasonably may be required or appropriate for inclusion in any motions to be filed in connection with the Arrangement.

(c)      The Company will prepare and file with the ISA a proxy statement relating to the applicable Company Meetings (the “Company Proxy Statement”) and, promptly respond to any comments or other written communication from the ISA with respect to the Company Proxy Statement. OPLI will furnish all information concerning OPLI as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. The Company may, at its sole discretion, adjourn or postpone the Company Meetings (i) to the extent necessary to ensure that any supplement or amendment to the Company Proxy Statement that it determines in good faith is required by law (which determination will not be made until after consultation with OPLI) to be provided to the shareholders of the Company (and creditors, if applicable) in advance of the Company Meetings, (ii) if, as of the time that the Company Meetings are scheduled, there are insufficient Company Ordinary Shares (or insufficient principal amount of creditors, if applicable) represented (either in person or proxy) to constitute a quorum necessary to conduct the business of the Company Meetings, or (iii) if, as of the time that the Company Meetings are scheduled, adjournment of the Company Meeting(s) is necessary to enable the Company to solicit additional proxies if there are not sufficient votes in favor of the Section 350 Voting Approval.

(d)      The Parties will file such other documents with the Commission or the ISA or applicable state securities regulators as may be necessary or appropriate in connection with the Transactions. Each of the Company and OPLI will also take any action required to be taken under any applicable corporate and securities laws in connection with the Transactions.

4.12  Takeover Statutes. In connection with and without limiting the foregoing or the representations and warranties made by the Parties herein, each of the Parties will (i) take all action necessary to ensure that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law (each, a “Takeover Statute”) or similar law is or becomes applicable to the Merger or any of the other Transactions contemplated herein and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger or any of the other Transactions, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such law on the Merger and the other Transactions.

4.13   Transaction Litigation. The Parties will cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the Transactions and will permit the other Party to participate in the defense or settlement of any such litigation. In furtherance of and without in any way limiting the foregoing, each of the Parties will use its respective reasonable best efforts consistent with the respective fiduciary duties of each Parties’ board of directors to defend such litigation so as to permit the consummation of the Transactions in the manner contemplated by this Agreement. Notwithstanding the foregoing, either Party agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the Transactions (including the Merger), unless any such compromise or settlement includes a full release of the other Party and its Subsidiaries, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.

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4.14   Director Indemnification and Insurance.

(a)       From and after the Effective Time, OPLI will fulfill and honor in all respects the obligations of OPLI which exist prior to the date hereof to indemnify, advance expenses and eliminate liability of each of OPLI’s present and former directors and officers and their heirs, executors and assigns (each, an “OPLI D&O Indemnified Party”) in accordance with the indemnity agreements set forth in Section 4.14 of the OPLI Disclosure Letter.

(b)      From and after the Effective Time, the Amended OPLI COI and Bylaws of OPLI will contain provisions at least as favorable as the provisions relating to the indemnification, advancement of expenses and elimination of liability set forth in the Amended OPLI COI and Bylaws of OPLI and will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were OPLI D&O Indemnified Parties, unless such modification is required by Legal Requirements.

(c)       Prior to the Effective Time, OPLI will purchase, for a period of six (6) years following the Effective Time, a directors' and officers' liability "tail" insurance policy or policies (the "OPLI Tail Policies") covering the OPLI D&O Indemnified Parties for events occurring at or prior to the Effective Time, which insurance will be of at least the same coverage and amounts and contain terms and conditions which are no less advantageous to the OPLI D&O Indemnified Parties than the coverage, amounts, terms and conditions of the directors' and officers' liability insurance policy maintained by OPLI as of the date of this Agreement; provided however that the OPLI Insurance Expenses shall not exceed $100,000. If and to the extent such OPLI Tail Policies have been purchased prior to the Effective Time, none of the Surviving Company, OPLI or any Affiliate thereof shall amend or modify such policies in a manner adverse to the beneficiaries thereunder or terminate such policy, in either case, prior to the expiration of the aforesaid six-year period. "OPLI Insurance Expenses" means the costs and expenses of purchasing such OPLI Tail Policies.

(d)      This Section 4.14 will apply, mutatis mutandis, to each of the Company’s present and former directors and officers and their heirs, executors and assigns (each, a “Company D&O Indemnified Party”); it being clarified that (i) the obligations with respect thereto shall be of the Company, (ii) the period of time in clauses (b) and (c) above shall be seven (7) years, (iii) the directors' and officers' liability "tail" insurance policy or policies covering the Company D&O Indemnified Parties shall be defined as the "Company Tail Policies" and "Company Insurance Expenses" means the costs and expenses of purchasing such Company Tail Policies, and (iv) the Company Insurance Expenses shall not exceed $60,000.

(e)       This Section 4.14 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit OPLI, the Company, the OPLI D&O Indemnified Parties, the Company D&O Indemnified Parties, and will be binding on all successors and assigns of OPLI and the Company, as applicable.

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ARTICLE V

POST-CLOSING COVENANTS

5.1     Filing of Current Report on Closing Form 8-K and Press Release. OPLI shall no later than four (4) Business Days after the Closing Date file a Form 8-K with the Commission. Other than with respect to any such Form 8-K, the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any such public statement without the prior written consent of the other Parties, except as may be required pursuant to applicable Legal Requirements.

 ARTICLE VI

CONDITIONS TO THE CLOSING

6.1     Conditions to Closing of OPLI. The obligations of OPLI to consummate the transactions contemplated by this Agreement including, without limitation, the issuance of the OPLI Common Stock, are subject to the fulfillment, to the reasonable satisfaction of OPLI (or waiver, if permissible under applicable law), prior to or on the Closing Date of each of the following conditions:

(a)      Regulatory Consents, Authorizations, Etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Merger shall have been obtained or made.

(b)      Representations, Warranties, Covenants, etc. Notwithstanding Section 4.10(b) above, (i) the representations and warranties of the Company in Sections 3.2 and 3.3 shall be true and correct in all respects as of the Closing Date with the same effect as if made on the Closing Date, and (ii) the other representations and warranties of the Company contained in this Agreement and/or the other Transaction Documents to which it is a Party, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date (except that any representation and warranty made as of a date other than the date of this Agreement will be true and correct as of the specified date), with the same force and effect as if made on and as of the Closing Date; and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

(c)      No Order No Injunctions or Restraints; Illegality. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and the other transactions contemplated hereunder. No temporary restraining order, preliminary or permanent injunction or other order, legal restraint or prohibition issued by any court of competent jurisdiction preventing the consummation of the Merger or the other transactions contemplated hereunder will be in effect.

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(d)      OPLI Stockholder Approval. OPLI Stockholder Approval shall have been obtained for the matters to be voted on at the OPLI Meeting.

(e)       S-4 Registration Statement.  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order.

(f)       Section 350 Approval. The Section 350 Approval shall have been obtained.

(g)      Court Approval. The Court Approval shall have been obtained to effect the Merger.

(h)      Absence of Certain Events. Since December 31, 2016 and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might in the opinion of OPLI have a Material Adverse Effect on the Company or on the ability of the Company to consummate the Merger and the other transactions contemplated hereunder.

(i)       Bankruptcy Proceedings. No proceeding in which the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(j)       Closing Deliveries. The Closing Deliveries specified in Section 7.1 shall have been made by the Company.

(k)      Company Convertible Securities. Other than the Company Convertible Notes as well as Contingent Securities and Financing Warrants, if any, all options, warrants or other convertible securities of the Company outstanding as of immediately prior to the Effective Time, whether or not vested or exercisable, shall be cancelled and terminated.

(l)       Minimum Cash. As of the earlier of (i) the Closing or (ii) August 30, 2017, the Company shall have available cash and cash equivalents of at least one million NIS (NIS 1,000,000), to be used to finance at least 3 months of operations post-Closing.

(m)     Other Consents. All consents listed in Section 3.4 of the Company Disclosure Letter shall have been obtained and are in full force and effect.

 6.2    Conditions to Closing of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement including, without limitation, the cancellation of the Company Ordinary Shares in exchange for the OPLI Common Stock, are subject to fulfillment (or waiver, if permissible under applicable law), to the satisfaction of the Company, on or prior to the Closing Date, of each of the following conditions:

(a)      Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Merger shall have been obtained or made.

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(b)      Representations, Warranties, Covenants, Etc. Notwithstanding Section 4.10(b) above, (i) the representations and warranties of OPLI in Sections 2.2, 2.3 and 2.14 shall be true and correct in all respects as of the Closing Date with the same effect as if made on the Closing Date, and (ii) the other representations and warranties of OPLI contained in this Agreement and/or the other Transaction Documents to which it is a Party, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date (except that any representation and warranty made as of a date other than the date of this Agreement will be true and correct as of the specified date), with the same force and effect as if made on and as of the Closing Date; and OPLI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

(c)      No Order No Injunctions or Restraints; Illegality. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger and the other transactions contemplated hereunder illegal or otherwise prohibiting consummation of the Merger. No temporary restraining order, preliminary or permanent injunction or other order, legal restraint or prohibition issued by any court of competent jurisdiction preventing the consummation of the Merger or the other transactions contemplated hereunder will be in effect.

(d)      OPLI Stockholder Approval. OPLI Stockholder Approval shall have been obtained for the matters to be voted on at the OPLI Meeting.

(e)      S-4 Registration Statement.  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order.

(f)       Voting Agreement. The OPLI Stockholders Voting and Undertaking Agreements shall be in full force and effect, in accordance with their terms.

(g)      Liabilities. OPLI shall not have any Liabilities (and there shall be no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability).

(h)      Interim-Tax Ruling. The ITA shall have granted a pre-ruling reasonably satisfactory to the Company regarding the tax treatment of the Transactions (the “Interim Israeli Tax Ruling”).

(i)       ISA Exemption. The ISA shall have granted an exemption, or the Parties shall otherwise agree that an exemption is available, from the need to publish an Israeli prospectus in connection with the Transactions.

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(j)       Absence of Certain Events. Since the December 31, 2016 and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might in the opinion of the Company have a Material Adverse Effect on OPLI or the ability of OPLI to consummate the Merger and the other transactions contemplated hereunder.

(k)      Bankruptcy Proceedings. No proceeding in which OPLI shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(l)       Reporting Requirements. On the Closing Date, OPLI shall be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(m)     Quotation of Common Stock and SEC Filings. The shares of OPLI Common Stock shall be quoted on the OTC Pink Sheet and OPLI shall be current in its Commission filings and reports under applicable US securities laws and regulations, including making all such filings required for the Transaction.

(n)      DTC Eligibility. The shares of OPLI Common Stock shall be DTC eligible.

(o)     Appointments. OPLI shall have appointed the Company Designees effective immediately after the Effective Time and each of the officers and directors of OPLI immediately prior to the Effective Time shall have resigned from their positions with the Company effective immediately after the Effective Time, to the extent such directors and officers are not included on the list of Company Designees.

(p)      Shareholder and Court Approval. The Section 350 Voting Approval and Court Approval shall have been obtained.

(q)      Closing Deliveries. The Closing Deliveries specified in Section 7.2 shall have been made and delivered to the Company by OPLI.

(r)       OPLI Convertible Securities. Other than the options set forth on Schedule 6.2(s), all options, warrants or other convertible securities of OPLI outstanding as of immediately prior to the Effective Time, whether or not vested or exercisable, shall be cancelled and terminated.

(s)       OPLI Loans. All of the outstanding loans and notes payable by OPLI shall be repaid.

(t)       Can-Fite Shares. OPLI shall own 446,827 ordinary shares of Can-Fite (subject to adjustment in the event of a stock split, or other transaction having a similar effect, of Can-Fite) (the "Can-Fite Shares").

(u)      Sale of Eye-Fite. Prior to the Effective Time, OPLI shall have consummated the sale, on an "as-is" basis, of Eye-Fite Ltd. (“Eye-Fite”) to Can-Fite, in exchange for the cancellation of all indebtedness owed by OPLI and Eye-Fite to Can-Fite and the termination of the license agreement between OPLI, Can-Fite and Eye-Fite, and without Liability to OPLI; all in accordance with the terms of the agreements in the forms attached as Exhibit B hereto (the "Eye-Fite Sale").

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(v)      Other Consents. All consents listed in Section 3.4 of the Company Disclosure Letter shall have been obtained and are in full force and effect.

6.3     Frustration of Closing Conditions. None of the Parties will be entitled to rely on the failure of any condition set forth herein to be satisfied if such failure was primarily due to the failure of any such Party to perform its obligations under this Agreement.

 ARTICLE VII

CLOSING DELIVERIES

7.1     Documents to be delivered by the Company. On or before the Closing, the Company shall deliver or cause to be delivered to OPLI:

(a)     An Officer’s Certificate, dated as of the Closing Date, signed on behalf of the Company by an authorized Person, confirming the satisfaction of the closing conditions set forth in clauses (a), (b), (c), (f), (g), (h), (i), (k), (l) and (m) of Section 6.1.

(b)     A Secretary’s Certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s board of directors and shareholders approving the Transactions, including the Merger, which resolutions shall be in full force and effect, (ii) the Company Incorporation Documents, which Company Incorporation Documents shall be in full force and effect, and (iii) the authority and incumbency of the officers of the Company executing this Agreement and any other documents required to be executed or delivered in connection therewith.

7.2     Documents to be delivered by OPLI. On or before the Closing, OPLI and the Merger Sub (as applicable) shall deliver or cause to be delivered to the Company:

 (a)     An Officer’s Certificate, dated as of the Closing Date, signed on behalf of OPLI by an authorized Person, confirming the satisfaction of the closing conditions set forth in clauses (a), (b), (c), (d), (e), (f), (g), (j), (k), (l), (m), (n), (o), (r), (s), (t) and (u) of Section 6.2.

(b)      A Secretary’s Certificate, dated as of the Closing Date, as to (i) the resolutions adopted by each of OPLI’s and Merger Sub’s board of directors approving the Transactions, including the Merger, which resolutions shall be in full force and effect, (ii) the OPLI Charter Documents, which OPLI Charter Documents shall be in full force and effect, and (iii) the authority and incumbency of the officers of OPLI and the Merger Sub executing this Agreement and any other documents required to be executed or delivered in connection therewith.

(c)      A good standing certificate from the Secretary of State of Delaware, dated within five (5) Business Days of the Closing Date, of OPLI.

(d)      OPLI shall provide the Company with evidence representing the shares of OPLI Common Stock issuable to the shareholders of the Company in accordance with this Agreement.

(e)      Such other documents as the Company may reasonably require to give effect to the terms and intention of this Agreement.

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 ARTICLE VIII

SURVIVAL, AMENDMENT AND WAIVER

8.1     No Survival of Representations and Warranties. Except as otherwise provided in Section 9.2 with respect to the termination of this Agreement pursuant to Section 9.1, all of the representations, warranties and agreements contained in this Agreement or in any other certificate, writing or agreement delivered pursuant hereto or in connection herewith shall terminate upon the Effective Time, except as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations.

8.2     Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

8.3     Waiver. At any time prior to the Effective Time, OPLI, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other Party with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

 ARTICLE IX

TERMINATION

9.1     Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date, whether before or after receipt of the OPLI Stockholder Approval:

(a)      by the mutual written consent of OPLI and the Company duly authorized by each of their respective boards of directors; or

(b)      by either OPLI or the Company if the Merger shall not have been consummated on or before October 30, 2017 (the “Expiration Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Expiration Date was primarily due to the breach in any material respect of any of such Party’s obligations under this Agreement; or

(c)      by the Company, if:

(i)       OPLI shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 6.2 has not been cured by OPLI within thirty (30) calendar days after OPLI’s receipt of written notice thereof from the Company (which notice shall specify in reasonable detail the nature of such breach or failure) or is incapable of being cured by OPLI by the Expiration Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article III (assuming such representation and warranty were made as of such time), or if the Company shall have breached any covenant or other obligation in this Agreement, in each case, such that the conditions contained in Section 6.1 would not be capable of being satisfied;

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(ii)      if OPLI shall have materially breached any of its obligations under Section 4.6; or

(iii)     (A) all of the conditions set forth in Sections 6.2 have been satisfied or waived by the Company (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing), (B) the Company has irrevocably confirmed by notice in writing to OPLI (x) that all of the conditions set forth in Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied or waived at the Closing ) or that it is waiving any unsatisfied conditions in Section 6.2 for the purpose of consummating the Closing and (y) the Company is ready, willing and able to consummate the Closing ; (C) OPLI fails to complete the Closing within two (2) Business Days after the delivery of such notice; and (D) the Company stood ready, willing and able to consummate the Closing during such two (2) Business Day period.

(d)     by OPLI, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 6.1 and (y) has not been cured by the Company within thirty (30) calendar days after the Company’s receipt of written notice thereof from OPLI or is incapable of being cured by the Company by the Expiration Date; provided, however, that OPLI shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article II (assuming such representation and warranty were made as of such time), or if OPLI shall have breached any covenant or other obligation in this Agreement, in each case, such that the conditions contained in Section 6.2 would not be capable of being satisfied.

9.2     Effect of Termination.

(a)      In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 4.7, Section 9.2, Article VIII and Article X), all of which shall survive termination of this Agreement in accordance with their terms), and there shall be no liability on the part of the Company or OPLI or their respective directors, officers and Affiliates. Nothing in this Article IX will be deemed to release any Party from any Liability resulting from any fraud or material and willful breach by such Party of any of its representations, warranties or covenants herein, or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement (whether or not the breach was willful and intentional) that specifically survive such termination as set forth in the immediately preceding sentence.

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(b)     The Parties acknowledge that the agreements contained in this Section 9.2 and in Section 9.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

 ARTICLE X

MISCELLANEOUS

10.1   Assignment. Neither this Agreement nor any right created hereby shall be assignable by any Party hereto without the prior written consent of the other Parities.

10.2   Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

10.3  Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the Parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.4  Notices. Any notice or communication must be in writing and will be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third (3rd) Business Day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt if sent by e-mail or fax with electronic or telephonic confirmation of receipt. For purposes of notice, the addresses of the Parties shall be:

If to OPLI:	OphthaliX Inc.
10 Bareket Street
Petach Tikva, 4951778 Israel
Attention: Pnina Fishman, CEO and Chairman
Telephone: +972-3-924-1114
Facsimile: +972-3-924-9378
Email: Pnina@canfite.co.il

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with required copies to (which will not constitute notice):

Doron Tikotzky Kantor Gutman Cederboum &Co.

7 Metsada Street, BSR 4 Tower

Bnei Brka, Israel

Attention: Ronen Kantor, Adv.

Telephone: +972-3-6133371

Facsimile: +972-3-6133372

Email: rkantor@dtkgc.com

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922
Attention: Gary Emmanuel, Esq.

Tel +1 212 547 5541

Fax +1 212 547 5444

Email: Gemmanuel@mwe.com

If to the Company	Wize Pharma Ltd.
Hamenofim 2
Petach Tikva, 4672553 Israel
Attention: Or Eizenberg, Interim CEO
Telephone: +972-73-232-4501
Facsimile: +972-3-760-6900
Email: or@wizepharma.com

with required copies to (which will not constitute notice):
Goldfarb Seligman & Co.
98 Yigal Alon Street
Electra Tower, Tel Aviv 67891 Israel
Attention: Ido G. Zemach, Adv.; Avi Dushnik, Adv.; Yoni Henner, Adv.
Facsimile: +972-3-608-9909
Email:Ido.Zemach@goldfarb.com; Avi.Dushnik@goldfarb.com; Yoni.Henner@goldfarb.com

10.5   Governing Legal Requirement; Venue; Waiver of Trial by Jury. This Agreement shall be governed solely and exclusively by and construed in accordance with the internal laws of the State of Israel without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a court located in Tel-Aviv, Israel. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the courts located in Israel and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Israel. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of its reasonable counsel fees and disbursements.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY AGREEMENT EXECUTED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT EXECUTED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6   Counterparts. This Agreement, and any amendments hereto, may be executed in one or more counterparts (any one of which need not contain the signatures of more than one Party), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent signed and delivered, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party.

10.7   Email Transmissions. This Agreement, the other Transaction Documents and all agreements, documents and certificates delivered pursuant to this Agreement and/or the other Transaction Documents or in connection with the Transactions may be executed by any Party and transmitted by such Party to any other Party or Parties by means of a facsimile machine or other electronic transmission, including email, and any such document shall be deemed to have full force and effect as if the facsimile or email signature or signatures on such documents were original. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

10.8   Third Party Beneficiaries. Except with respect to Section 4.14, none of the provisions of this Agreement or any Transaction Document is intended to grant any benefit, remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement, to any Person or entity which is not a Party to this Agreement.

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10.9   Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

10.10  Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

10.11  Entire Agreement. This Agreement and the other Transaction Documents, including any related annexes, schedules and exhibits, as well as any other agreements and documents referred to herein and therein, will together constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof and thereof, and supersede all prior and contemporaneous negotiations, agreements and understandings between the Parties, whether oral or written, with respect to such subject matter, which is hereby terminated and of no further force or effect. If there is a conflict between any provision of this Agreement and a provision of the other Transaction Documents, the provision of this Agreement will control unless specifically provided otherwise in this Agreement.

10.12  Joint Negotiation and Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and the agreements ancillary hereto and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement and the agreements ancillary hereto shall be construed as jointly drafted by the Parties hereto or thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or of any of the agreements ancillary hereto. Except as otherwise expressly provided elsewhere in this Agreement or any other Transaction Document, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

 10.13 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated, except that OPLI and the Company shall share equally (50/50) the SEC registration fees for filing the Form S-4 as well as any blue sky legal, notice and registration fees associated therewith. It is hereby clarified that (i) OPLI shall bear all of the OPLI Insurance Expenses, if any, and (ii) Company shall bear all of the Company Insurance Expenses, if any.

10.14  Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.15  Disclosure Letters. There may be included in the OPLI Disclosure Letter and/or the Company Disclosure Letter items and information that are not “material,” and such inclusion will not be deemed to be an acknowledgment or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material,” or to affect the interpretation of such term for purposes of this Agreement. Matters reflected in the OPLI Disclosure Letter and the Company Disclosure Letter are not necessarily limited to matters required by this Agreement to be disclosed therein. The OPLI Disclosure Letter and the Company Disclosure Letter set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the OPLI Disclosure Letter and the Company Disclosure Letter, as applicable, relates; provided, however, that any information set forth in one Section of such disclosure letter will be deemed to apply to each other Section or subsection thereof to which its relevance is reasonably apparent on its face.

[signature page follows]

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EXECUTION COPY

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

OPHTHALIX INC.

By:	/s/ Pnina Fishman
Name:	Pnina Fishman
Title:	CEO & Chairman

BUFIDUCK LTD.

By:	/s/ Pnina Fishman
Name:	Pnina Fishman
Title:	CEO
WIZE PHARMA LTD.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	CEO

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